UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island	02840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, American Strategic Investment Co. (the “Company”) is party to the Second Amended and Restated Advisory Agreement, dated as of November 16, 2018, with New York City Operating Partnership, L.P. and New York City Advisors, LLC (the “Advisor”), pursuant to which the Advisor provides certain advisory services to the Company (as amended, including, without limitation, pursuant to that certain Second Amendment, dated as of March 29, 2024, the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Company has accrued and owes to the Advisor cash compensation in the aggregate amount of $1,910,169.12, which the Advisor has elected to receive in the form of shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) as permitted under the terms of the Advisory Agreement. On April 30, 2026, the Compensation Committee of the Board of Directors of the Company approved the grant to the Advisor of 232,098 shares of Common Stock (the “Advisory Shares”) under the 2020 Advisor Omnibus Incentive Compensation Plan of the Company in full satisfaction of the compensation owed to the Advisor under the Advisory Agreement. Accordingly, the Company entered into to a stock award agreement (the “Award Agreement”) covering the Advisory Shares, which were issued to the Advisor on such date pursuant to an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: May 1, 2026	By:	/s/ Michael LeSanto
Michael LeSanto
Chief Financial Officer